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                                                                    Exhibit 15.1

            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ACKNOWLEDGEMENT


We acknowledge the use of our report dated August 13, 1996, on the interim financial statements of Lenfest Communications, Inc. and subsidiaries; the use of our report dated May 17, 1996, on the interim financial statements of The Wilmington, Delaware System (A Cable Television System of Heritage Cable of Delaware, Inc. Acquired by Lenfest Communications, Inc. in an Exchange of Assets Transaction); and the use of our report dated August 28, 1996, on the interim pro forma financial statements of Lenfest Communications, Inc. and subsidiaries, included in this Form S-4 registration of Lenfest Communications, Inc. and subsidiaries.


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of this registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




/s/ PRESSMAN CIOCCA & SMITH
Hatboro, Pennsylvania
September 6, 1996